PRUDENTIAL JENNISON SERIES FUND, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077





                                                 December 3, 1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:  Rule 24f-2 Notice for Prudential Jennison Series Fund,
               Inc.  File Nos. 33-61997 and 811-7347

          On behalf of Prudential Jennison Series Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f- 2 Notice. This document has been filed using the EDGAR system.
     Should you have any questions, please contact me at (973) 367-7525.

                                   Very truly yours,


                                   /s/ Marguerite E.H. Morrison
                                   Marguerite E. H. Morrison
                                   Assistant Secretary

MM/ln
Enclosures